UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 26, 2016

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 26, 2016, Cumulus Media Inc. (the “Company”) and Richard S. Denning, the Company’s Senior Vice President, Secretary and General Counsel, entered into an amendment (the “Amendment”) to that certain employment agreement, dated as of November 29, 2011 (as previously amended, the “Agreement”) between the Company and Mr. Denning. Pursuant to the Amendment, Mr. Denning’s annual base salary has been set at $550,000. Also pursuant to the Amendment, in the event of his termination without cause (as defined in the Agreement) or termination by Mr. Denning of his employment for good reason (as defined in the Agreement) during the term of the Agreement, Mr. Denning will continue to be entitled to all payments as provided for in the Agreement, except that he will no longer be entitled to any pro rata amount of an annual bonus he would have received had he remained employed by the Company through the last day of the calendar year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard Denning
Name: Richard Denning
Title: Senior Vice President, Secretary and General Counsel
Date: August 26, 2016